Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Administrative Board

Spark Networks SE:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Berlin, Germany

April 12, 2021